LOCORR INVESTMENT TRUST
SUB-ADVISORY AGREEMENT

       SUB-ADVISORY AGREEMENT,  dated  as of  June  19, 2014,  between  LoCorr  Fund Management, LLC (the "Adviser"), and Graham Capital Management, L.P (the "Sub-Adviser").

       WHEREAS, the Adviser acts as an investment adviser to LoCorr Market Trend Fund (the "Fund"), a  series  of  shares  of  beneficial  interest  of  the  LoCorr  Investment  Trust,  an  Ohio business    trust    (the    "Trust"),    pursuant    to   an   Management    Agreement    dated   as   of April 11, 2014 (the "Management Agreement");

       WHEREAS, the Adviser acts as an investment adviser to LoCorr Market Trend Fund (the "Fund"), a  series  of  shares  of  beneficial  interest  of  the  LoCorr  Investment  Trust,  an  Ohio business    trust    (the    "Trust"),    pursuant    to   an   Management    Agreement    dated   as   of April 11, 2014 (the "Management Agreement");

       WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the Fund, and the Sub-Adviser is willing to render such services.

       NOW,   THEREFORE,   in   consideration   of   the   premises   and   mutual   agreements hereinafter set forth, the parties hereto agree as follows:

      Section 1.     Appointment and  Status  of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser  to provide  investment  advisory  services  to the Fund  for the period and on  the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation  herein provided. The Sub-Adviser  shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly  provided herein or authorized  by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

     Section 2.       Sub-Adviser's Duties.   Subject to the general supervision  of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser  shall, employing  its discretion, manage the investment operations for that portion of the Fund's assets assigned to the Sub-Adviser by the Adviser (the "Sub-Advised  Assets") as well as the notional trading size of the Sub-Adviser Assets, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance  with the Fund's investment objectives, policies  and restrictions  as stated  in the Fund's  most  recent  Prospectus  and Statement  of Additional  Information  that have been provided to Sub-Adviser by Adviser (together, the "Prospectus") and subject to the following understandings:

    (a)        The  Sub-Adviser  shall  furnish  a continuous  investment  program  for  the  Sub- Advised Assets and determine  from time to time, with respect to the Sub-Advised  Assets, what investments or securities  will be purchased, retained or sold by the Fund and what portion of the Sub-Advised Assets will be invested or held uninvested as cash;

    (b)       The Sub-Adviser shall use its best judgment in the performance of its duties under this Agreement;

    (c)       The  Sub-Adviser,  in  the performance  of  its duties  and  obligations  under  this Agreement for the Fund, shall act in conformity with the most recent version of the Trust's Declaration of Trust, its By-Laws and the Fund's Prospectus that have been provided to it by the Adviser and with the reasonable instructions and directions of the Trust's Board of Trustees and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

    (d)       The Sub-Adviser  shall place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities or financial instruments, subject to Section 3 below;

    (e)        The Sub-Adviser shall maintain books and records with respect to the transactions in securities  and other financial  instruments of the Sub-Advised Assets and shall render to the Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the Board may reasonably request;

    (f)        The Sub-Adviser shall provide the Trust's custodian and fund accountant on each business  day  with  information   about  Fund   transactions  in  securities   and  other  financial instruments for which it is responsible, and with such other information  relating to the Trust as may be required under the terms of the then-current custody agreement  between the Trust and the custodian;

    (g)        With respect to the Sub-Advised Assets, the Sub-Adviser shall respond as quickly as  reasonably  possible  to any  request  from  the  Adviser  or  the  Fund's  fund  accountant  for assistance  in obtaining  price sources  for securities  or other  financial  instruments  held by the Fund or determining  a price when a price source is not available, and shall periodically review the  prices  used  by  the  fund  accountant  to  determine  net  asset  value  and  advise  the  fund accountant promptly if any price appears to be incorrect;

    (h)       With respect  to the Sub-Advised  Assets, the Sub-Adviser  shall  vote all proxies solicited  by or  with  respect  to the issuers  of securities  in which  assets  of the  Fund  may  be invested from time to time.  Such proxies will be voted in a manner that the Sub-Adviser deems, in good  faith, to be in the best interests of the Fund and in accordance  with the Sub-Adviser's proxy voting policy.  The Sub-Adviser shall provided a copy of its proxy voting policy, and any amendments thereto, to the Adviser prior to the execution of this Agreement;

    (i)        The Sub-Adviser  hereby represents  that it has adopted a written code of ethics complying with the requirements of Rule 17j-l  under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption.   Within 45 days of the last calendar quarter of each year while this Agreement is in effect, the Sub-Adviser shall provide to the Board a written report that describes any issues arising under the code of ethics since the last report to the Board, including,  but not limited to, information about material  violations of the code and sanctions  imposed in response  to the material violations; and which certifies that the Sub-Adviser  has adopted  procedures  reasonably  necessary  to prevent  access  persons  (as  that term is defined in Rule 17j-1) from violating the code;

    U)       The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance  with the  I 940  Act, the Investment  Advisers  Act of  1940, as amended, and other applicable federal and state regulations with respect to its trading for the Fund.  The Sub-Adviser shall  provide  to  the Trust's  Chief  Compliance  Officer  the executive  summary  of  its annual written report regarding the Sub-Adviser's compliance program.

    (k)       Unless and until the Sub-Adviser is otherwise informed in writing, it is intended that  all  Fund  assets  without  exception  serve  as  "segregated  assets"  for  the  Sub-Adviser's compliance,  with  respect  to  its  own  trading,  with  the  1940  Act's  applicable  rules  of  asset segregation.   The Adviser shall therefore cause all assets of the Fund not allocated to the Sub Adviser for its own trading to be held in an account marked as a "segregated account".

    (I)       Some of the trading of the Sub-Adviser's investment program may be done in the Fund's  wholly owned subsidiary, LCMT Fund Limited, as determined  by the Adviser with the Sub-Adviser's consent.

    (m)      The trading size of the Sub-Adviser's Assets shall generally equal the NAV of the Fund.   It is intended however that the Sub-Adviser's Assets shall comprise approximately 25% of Fund assets, notwithstanding its trading size.

  Section 3.     Execution  of Purchase and Sale Orders.  In connection  with purchases or sales of portfolio securities or other financial instruments for the account of the Fund, the Sub Adviser will arrange for the placing of all orders for their purchase and sale for the account with brokers or dealers selected by the Sub-Adviser. The Sub-Adviser's selection of brokers and dealers will be reviewed by the Board from time to time. The Sub-Adviser will be responsible for the negotiation  and  the allocation of principal  business  and portfolio  brokerage. In the selection  of such  brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek for the Fund the best execution,  taking into account such  factors as price (including  the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness  of the broker or dealer and the brokerage and research services  provided by the broker or dealer.

      The  Sub-Adviser  should  generally  seek  favorable  prices and commission  rates that  are  reasonable  in relation  to the  benefits  received.  In  seeking  best execution,  the Sub Adviser  is authorized  to select  brokers  or  dealers  who  also  provide  brokerage  and  research services to the Fund and/or the other accounts over which it exercises investment discretion. The Sub-Adviser  is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided  by the executing  broker or dealer. The determination  may be viewed in terms of either a particular transaction or the Sub-Adviser's overall  responsibilities  with respect  to the  Fund and  to accounts  over  which  the Sub-Adviser exercises  investment  discretion.  The  Trust  and the Sub-Adviser  understand  and acknowledge that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions  paid over representative  periods of time were reasonable in relation to the benefits to the Fund.  The Sub-Adviser may not give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

       Subject to the provisions of the1940 Act, and other applicable law, the SubAdviser, any of its affiliates or any affiliates of its affiliates may  retain compensation in connection with effecting the Fund's portfolio  transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Fund, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund.

   Section 4.   Services to Other Companies or Accounts.  The Sub-Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser  may  render  investment  advice,  management  and other  services  to others, including  other  registered  investment  companies;  except  that  the  Sub-Adviser  agrees  not  to manage  assets  for a registered  investment  company  where the Sub-Adviser  is the sole  trading adviser and the sole Commodity  Trading Adviser for a fund (whether or not the Sub-Adviser or another party is the sponsor of that fund) prior to May 31,2015.  The Adviser recognizes that, in some cases, having multiple clients for which a particular investment may be suitable may limit the size of the position of that investment that may be acquired or sold for the Fund.   In addition, the Adviser understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser 's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of  whatever  kind  or  nature. The  Sub-Adviser  agrees  to  maintain  a  minimum  of  $1  billion  in capacity  for  the  Fund  through  May 31,  2015. If the Sub-Adviser determines  to sponsor  and manage a registered investment company  in the future, subject to termination of this Agreement pursuant to Section 10 hereof, the Sub-Adviser agrees to continue to manage the Fund's  assets at the current  pricing. During  the term  of the  Agreement  and  for one  year  thereafter, each party agrees not to engage or employ the other party's employees who have been employed at any time during the term of the Agreement.

   Section 5.   Books and Records.  The Sub-Adviser  shall keep the books and records required  to be  maintained  by it pursuant  to  Section  2(e)  of this  Agreement.  The  Sub-Adviser agrees  that all  records  that it maintains  for  the Trust  are the  property of the Trust and it will promptly surrender  any of such  records  to the Trust  upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed  by Rule 31 a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

    Section 6.   Expenses of the Sub-Adviser.  During the term of this Agreement,  the Sub-Adviser will  pay  all expenses  incurred  by it in connection with  its activities  under  this Agreement other  than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any).  All other expenses to be incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by the Sub-Adviser, the Adviser or a third party. The Sub-Adviser may provide financial support for various activities upon mutual consent of all parties.

   Section 7.    Compensation of  the  Sub-Adviser. For the services  provided and  the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a monthly fee at an annual rate of up to 1.10% of the average daily net asset value of the trading size of the Sub-Advised  Assets, depending on the relationship of the Sub Adviser to any Fund investor  and the contribution by the Sub-Adviser to any Fund investor's due diligence.  The Adviser will rebate its share of Fund's  management fee to the Sub-Adviser for any investments  the Sub-Adviser  makes  in the  Fund.    This  rebate  will  be  paid monthly  and  will continue as long as the Sub-Adviser's investment  remains in the Fund.   The Adviser agrees to provide sufficient  information  to the Sub-Adviser  to support  the Adviser's  determination  of the amount payable.  The Adviser may pay the Sub-Adviser  both fees for the pertinent Sub-Advised Assets.  In no event will the Adviser and Sub-Adviser have a combined fee in excess of 1.50% per annum.  Any additional fee paid to the Sub-Adviser will be directly offset by the amount of the fee retained  by the Adviser.   This  fee for  each  month  will  be paid to the Sub-Adviser during  the succeeding month.  The Adviser is solely  responsible  for the payment of the Sub-Adviser's fees, and the Sub-Adviser agrees not to seek payment of its fees from the Trust.

   Section  8.     Use of Names. The Trust, Adviser and Sub-Adviser acknowledge that all rights to the name "LoCorr" belong to the Adviser and all rights to the name "Graham" belong to the Sub-Adviser.  In the event the Adviser ceases to be the adviser or the Sub-Adviser ceases to be the Sub-Adviser, the Trust's right to the use of the name "LoCorr" or "Graham", respectively, shall automatically cease on the 90th day following the termination of this Agreement. The right to the name may also be withdrawn by the Adviser or Sub-Adviser during the term of the Management Agreement upon 90 days' written notice, respectively, by the Adviser or by the Sub-Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect the Adviser's right to use the name "LoCorr" or the Sub-Adviser's right to use the name "Graham"  in the name of, or in connection  with, any other  business enterprises  with  which, respectively,  the  Adviser  or Sub Adviser or may become associated. There is no charge to the Trust for the right to use either of these names.

    The Adviser agree to submit copies of all proposed prospectuses, proxy statements, reports to shareholders,  sales literature, or other material prepared for distribution to interest holders of the Fund or the public that refer in any way to the Sub-Adviser (other than identifying the Sub-Adviser as Sub-Adviser  to  the Fund)  to the Sub-Adviser at its principal office for  review  prior to use, and the Sub-Adviser agrees to review such materials by a reasonable and appropriate deadline.  Neither the Adviser, nor the Fund nor any affiliate of the foregoing will use the registered trademarks, service marks,  logos,  names or any other proprietary designations of Sub-Adviser, its subsidiaries and/or affiliates  (collectively, "Sub Adviser Marks") in any advertising or promotional materials without Sub-Adviser's  prior written approval, which will not  be unreasonably withheld.  In the event of termination of this Agreement, the Adviser will continue to furnish to the Sub-Adviser copies of any of the above mentioned material s that refer in any way to the Sub-Adviser.  The provisions of this paragraph shall survive the termination of this Agreement.
of the above mentioned material s that refer in any way to the Sub-Adviser.  The provisions of this paragraph shall survive the termination of this Agreement.

   Section  9.    Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees,  agents, control  persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited  to the period and the amount set forth in Section 36(b)(3)  of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

    Any person, even though also a director, officer, employee,  shareholder, member or agent of the Sub-Adviser,  who may be or become an officer, director,  trustee, employee or agent  of the Trust, shall  be  deemed,  when  rendering services  to the  Trust  or acting on  any business of the Trust (other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services  to or acting solely for the Trust and not as a director, officer,  employee, shareholder,  member  or agent  of  the Sub-Adviser,  or  one  under the  Sub Adviser's control or direction, even though paid by the Sub-Adviser.

   Section 10.    Duration  and Termination.  The term of this Agreement shall begin on the date that the Fund commences operations and shall continue in effect for a period of two years from the date of this Agreement.  This Agreement shall continue in effect from  year to  year thereafter, subject to termination  as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested  persons" (as defined in the 1940 Act) of any party to this Agreement,  cast in person at a meeting called for the purpose  of voting on such approval.   The Sub-Adviser   shall  furnish  to  the  Adviser  and  the  Trust,  promptly  upon  their  request,  such information  as  may  reasonably  be  necessary  to  evaluate  the  terms  of  this  Agreement  or  any extension, renewal or amendment thereof.

    This Agreement may be terminated at any time on at least 60 day's  prior written notice  to the Sub-Adviser,  without  the  payment  of  any  penalty,  (i)  by vote of the Board  of Trustees,  (ii) by the Adviser, (iii) by vote of a majority of the outstanding  voting securities (as defined in the 1940 Act) of the Fund, or (iv) in  accordance   with  the  terms  of  any  exemptive order obtained by the Trust or the Fund under Section 6(c) of the 1940 Act, exempting the Trust or  the  Fund  from  Section  15(a)  and  Rule  1 8f-2  under  the  1 940  Act.  The  Sub-Adviser  may terminate  this Agreement at any time, without the payment of any penalty, on at least 60 days' prior  written  notice  to  the  Adviser  and  the  Trust.  This  Agreement  will  automatically   and immediately terminate in the event of its assignment (as defined in the 1940 Act).

   Section 11.    Amendment. This Agreement may be amended  by mutual consent of the Adviser  and  the  Sub-Adviser,  provided  the  Trust  approves  the  amendment  (a)  by  vote  of  a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or "interested  persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission,  by vote of a majority of the outstanding voting securities  (as defined in the 1940  Act) of each  Fund affected by such amendment.

   Section 12.    Notices. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 40 Highland Avenue, Rowayton, CT 06853, Attn: Law Department, and to the Adviser at 261 School Avenue, 4th Floor, Excelsior, MN 55331, or at such other address or to such other individual as shall be specified by the party to be given notice.

   Section  13.        Governing Law. (a) This Agreement shall be governed by and construed in accordance  with the laws of the State of Ohio, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart  in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference  to such term or provision  of the 1940 Act and to interpretation  thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In  addition,  where  the  effect  of  a  requirement  of  the  Act  reflected  in  any  provision  of  this Agreement  is revised  by rule, regulation  or order of the Securities and  Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   Section 14.    Severability.  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

   Section  15.     Counterparts.    This  Agreement   may  be  executed   in  one  or  more counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   Section  16.     Binding    Effect.      Each   of   the   undersigned   expressly   warrants   and represents that he has the full power and authority  to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms. The Adviser  further represents that this Agreement has been duly authorized  by appropriate action of the Adviser, the Board and the Fund's shareholders

   Section  17.    Captions.  The captions  in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

   Section  18.     Change of Control.  The Sub-Adviser  shall notify Adviser and the Trust in  writing at  least 60 days,  to the extent  practicable,  in advance  of any change  of control,  as defined  in  Section  2(a)(9)  of  the  1940  Act,  as  will  enable  the  Trust  to consider  whether  an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

   Section  19.      Other Business.  Except  as set  forth  above,  nothing  in  this Agreement shall  limit  or restrict the right of any of the Sub-Adviser's  directors,  officers or employees  who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's  right to engage in any other  business or to render services of any kind to any other corporation, firm, individual or association.

   Section 20.  Anti-Money Laundering. The Adviser, on its own behalf and on behalf of the Fund, confirms that where it is acting as principal or where it is acting on behalf of another person (notwithstanding  that it enters into this Agreement and any transactions as principal), it is in compliance with the anti-money laundering regulations that apply to it. The Adviser shall provide any document or information to the Sub-Adviser that the Sub-Adviser may request for complying with its own anti-money laundering regulations.

   Section 21.   Confidentiality.    The Sub-Adviser  agrees  to treat all records and other information  relating to the Trust and the securities   and other investment holdings of the Fund as confidential  and shall not disclose any such records or information  to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by  law.    In  addition,  Sub-Adviser,  and  Sub-Adviser's   officers,  directors  and  employees  are prohibited from receiving compensation  or other consideration,  for themselves or on behalf of the Fund, as a result of disclosing  the Fund's  portfolio holdings.   Sub-Adviser agrees that, consistent with its Code of Ethics, neither it nor its officers, directors or employees  may engage in personal securities transactions based on nonpublic information about the Fund's portfolio holdings.
    The Adviser, on its own behalf or on behalf of the Fund, shall not disclose information of a confidential nature acquired in consequence of this Agreement, except for information that it may be entitled or bound to disclose by Jaw, regulation or that is disclosed to its advisors where reasonably necessary for the performance of its professional services. Except to the extent  necessary to conduct the Fund's  business or as required by law, the Adviser shall not and, on behalf of its own  behalf and or  behalf of the Fund, shall neither disclose  nor use information  of a  confidential  nature,  whether  written  or  oral,  contained  in  computer  files  or software,  or  otherwise  (including  without  limitation  trading  instructions  made  by  the  Sub Adviser and trading positions), relating to or concerning  the Sub-Adviser 's investment progran1. Adviser shall not and shall cause the Fund not to reverse engineer or attempt to reverse engineer the investment program and the Adviser acknowledges and agrees on behalf of both itself and the Fund that any attempt on its part to do so warrants the Sub-Adviser's recourse to immediate equitable relief.

    Notwithstanding any other provision of this Agreement, to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Fund (including, but not limited to, the identity of the Adviser or the Fund and market value of the Fund), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Fund in accordance with the terms of this Agreement.

   Section 22.   Registration as a Commodity Pool.

    The Adviser will register as a commodity pool operator, and cause the Fund to meet the qualifications of a commodity pool, under the regulations of the Commodity Futures Trading Commission and will continue such registration and qualification for the duration of this Agreement.  The Adviser acknowledges receipt of Sub-Adviser's current Disclosure Document, dated May 20, 2014.  The Adviser agrees on behalf of itself and the Fund that the Fund shall qualify as a "qualified eligible person" under Rule 4.7 of the regulations under the Commodity Exchange Act and that the Fund agrees to be so treated as an exempt account.

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PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN  CONNECTION WITH  ACCOUNTS  OF  QUALIFIED ELIGIBLE   PERSONS, THIS  AGREEMENT IS  NOT  REQUIRED  TO  BE, AND  HAS  NOT  BEEN,  FILED  WITH  THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED ANY TRADING PROGRAM OF THE ADVISOR OR THIS AGREEMENT

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date and year first above written.

ADVISER	SUB-ADVISER

LoCorr Fund Management, LLC	Graham Capital Management, L.P.

By: /s/Jon C. Essen	By: /s/ Paul Sedlack
Name: Jon C. Essen	Name: Paul Sedlack
Title: COO	Title: COO